UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2019 (June 28, 2019)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated with Exit or Disposal Activities
On June 28, 2019, Celanese Corporation (the “Company”) concluded that it will consolidate its global acetate manufacturing capabilities with the closure of its acetate flake manufacturing operations in Ocotlan, Mexico. The closure is intended to strengthen the Company’s competitive position and align future production capacities with anticipated industry demand trends.
As a result of the closure of its manufacturing operations at the Ocotlan, Mexico site, the Company expects to record future expense of approximately $100 to $110 million, consisting of approximately $10 million for personnel-related exit costs and contract termination costs, and approximately $95 million of other non-cash facility-related shutdown costs, such as asset impairment charges and accelerated depreciation of fixed assets. The Company expects the related cash outflows will occur over approximately a nine-month period. The above exit costs exclude site obligations that the Company has previously accrued, as reflected in the Company’s Form 10-Q for the period ended March 31, 2019.
In addition to exit-related costs, the Company anticipates making capital expenditures of approximately $3 million and certain efficiency improvements, through 2019 and 2020, principally at its Narrows, Virginia facility, to optimize its global production network.
The information set forth in this Item 2.05 contains certain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, expected future costs associated with the closure of its manufacturing operations in Ocotlan, Mexico and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. Numerous factors, many of which are beyond the Company’s control could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange commission on February 7, 2019. Any forward-looking statement speaks only as of the date it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date the statement is made to reflect the occurrence of anticipated or unanticipated events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	July 2, 2019